EXHIBIT 2.2

                                      EX-2

                            ASSIGNMENT AND ASSUMPTION
                         OF GENERAL PARTNERSHIP INTEREST
                                       OF
                              OF ACQUISITION, L.P.

This ASSIGNMENT AND ASSUMPTION OF GENERAL PARTNERSHIP INTEREST dated as of August 25, 2000 and effective as of August 1, 2000, by and among St. James Management, L.L.C. (the "GENERAL PARTNER") and Industrial Holdings, Inc., a Texas corporation (the "ASSIGNEE").

                                    RECITALS:

      WHEREAS, the General Partner is the general partner under that certain Agreement of Limited Partnership, as amended (the "PARTNERSHIP AGREEMENT") of OF ACQUISITION, L.P., a Texas limited partnership (the "PARTNERSHIP"), dated November 20, 1997;

      WHEREAS, the General Partner has agreed to assign to the Assignee, and the Assignee has agreed to accept form the General Partner, all of the right, title and interest of General Partner in its General Partnership interest consisting of 1,000 common units of the Partnership (the "GENERAL PARTNERSHIP INTEREST"), which is 0.004% of the common units of the Partnership and 100% of the general partner interests in the Partnership;

      WHEREAS, the limited partners of the Partnership have consented to the assignment by the General Partner of the General Partnership Interest to the Assignee; and

      WHEREAS, in connection with this Assignment, Assignee is willing to perform all the obligations and duties of Assignor associated with the General Partnership Interest;

      NOW, THEREFORE, for and in consideration of the matters recited herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. ASSIGNMENT AND ASSUMPTION OF GENERAL PARTNERSHIP INTERESTS; ASSUMPTION OF DUTIES. Subject to the conditions hereof, the General Partner does hereby SELL, ASSIGN, TRANSFER and CONVEY unto the Assignee all of the right, title and interest of General Partner in the General Partnership Interest. The Assignee hereby accepts the assignment of the General Partnership Interest and agrees to assume, pay and discharge all duties and liabilities accruing to the General Partnership Interest and as are required of the general partner pursuant to the Partnership Agreement and applicable law.

      2. REPRESENTATIONS AND COVENANTS. To protect the security of this Assignment of General Partnership Interest, the parties hereto hereby stipulate, covenant and agree as follows:

            (a) General Partner hereby warrants that General Partner is the legal and beneficial owner of its General Partnership Interest, free and clear of any liens, claims or encumbrances.

            (b) General Partner hereby warrants that General Partner has the authority and power to make this Assignment of General Partnership Interest, and no other assignments of any right, title or interest in the General Partnership Interest has previously been made by General Partner.

            (c) General Partner hereby binds itself, its successors and assigns, to warrant and forever defend, indefeasible title to, the General Partnership Interest.

            (d) The Assignee hereby warrants that the Assignee has the authority and power to accept and assume this Assignment of General Partnership Interest.

            (e) This Assignment of General Partnership Interest shall be binding upon General Partner and General Partner's successors and assigns, and all parties claiming any interest in the Partnership or any
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      portion thereof by, through or under General Partner. The rights herein granted shall extend to the Assignee and the Assignee's successors and assigns.

            (f) General Partner hereby agrees to execute such additional documents as the Assignee may reasonably deem necessary in order to effectuate the terms hereof.

      3. EFFECT OF ASSIGNMENT. Pursuant to the terms of Article VIII of the Partnership Agreement, each of the Assignee and the undersigned Limited Partners consent to the transfer of General Partnership Interest effected hereby and to the assumption by Assignee of the duties and obligations of the general partner under the Partnership Agreement, and acknowledge that the transfer contemplated hereby shall not be grounds for dissolution of the Partnership under the Partnership Agreement or applicable law.

EXECUTED this 25th day of August, 2000.

GENERAL PARTNER:

ST. JAMES MANAGEMENT, L.L.C.

By:    /s/James H. Harrison
Name:  James H. Harrison
Title: Vice President


ASSIGNEE:

INDUSTRIAL HOLDINGS, INC.

By:    /s/Titus H. Harris, III
Name:  Titus H. Harris, III
Title: Executive Vice President


LIMITED PARTNERS:

SJMB, L.P.

By: SJMB, L.L.C., its general partner

By:    /s/James H. Harrison
Name:  James H. Harrison
Title: Vice President


PHILFORM, INC.

By:    /s/Titus H. Harris, III
Name:  Titus H. Harris, III
Title: Vice President